Exhibit 99.1

GSI Group Announces Rescheduling of Shareholder Meeting

BEDFORD, MA September 9, 2010—GSI Group Inc. (Pink Sheets: LASR ) (the “Company” or “GSI”) today announced that it has moved its annual meeting of shareholders to November 23, 2010 from its previously scheduled date of September 30, 2010. The company expects to set October 18, 2010 as the record date for this meeting. The Company also announced that it expects to file its Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Reports on Form 10-Q for the fiscal quarters ended April 3, July 3, and October 2, 2009, on or before October 15, 2010, thereby providing shareholders with 2009 financial information prior to the annual meeting. Additionally, the Company expects to file its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, July 2, and October 1, 2010, on or before December 31, 2010.

The Company also announced that it continues to make progress on its financial performance. For the second quarter of 2010, bookings were approximately $100 million, compared to bookings of approximately $95 million in the first quarter of 2010 and approximately $40 million in the second quarter of 2009. At July 2, 2010, the Company’s consolidated backlog was approximately $100 million.

The Board of Directors recently retained the executive recruiting firm Lancor Partners LLC to assist in identifying and recruiting a permanent Chief Executive Officer for the Company. Lancor will work with the search committee of the Board with the goal of filling this position by year end.

Stephen W. Bershad, GSI’s Chairman of the Board said “While I’m disappointed that the shareholder meeting is being postponed, I am pleased that the shareholders will have access to the Company’s 2009 Form 10K prior to the meeting. The quarter’s bookings demonstrate the strength of the Company’s industry-leading technologies, loyal customer base and talented people. I believe GSI is positioned for long-term profitable growth, delivering quality services to our customers and innovative product initiatives. The Company is committed to improving shareholder value, and will seek to grow its core businesses and focus on efficiencies and integration opportunities.”

Michael Katzenstein, Principal Executive Officer, said of the results, “We are continuing to win profitable business in highly competitive markets and this quarter demonstrates the strength of our offerings and our operating teams. We emerged from Chapter 11 re-energized due in large part to the hard work and dedication of our employees who worked diligently during the reorganization process and remained focused on providing outstanding value and service to our customers. While we operate in a competitive and dynamic marketplace, we see growth in demand for our products and services, and customer faith in our ability to invent and innovate to their needs. We believe that we are well-positioned—by geography, in our customer segments, and in our key product categories—as our customers increase their technology and infrastructure investments. While many exciting challenges are still ahead, I remain optimistic about GSI’s prospects for the future.”

On July 2, 2010, the Company had cash and cash equivalents of approximately $87.4 million. During the third quarter of 2010, as a result of the Company’s emergence from bankruptcy on July 23, 2010, the Company made cash distributions under its court approved plan of reorganization (including payments of accrued interest and principal to its noteholders on account of the pre-petition and post-petition interest, a backstop fee related to its rights offering and professional fees) of approximately $46.3 million. On September 3, 2010, the Company had cash and cash equivalents of approximately $51.1 million (before payment of accrued bankruptcy payments in an amount of approximately $8.6 million).

On July 2, 2010, the Company had long-term debt of $210.0 million. During the third quarter of 2010, as a result of the consummation of its court-approved plan with the receipt of proceeds from its rights offering, the Company reduced its long-term debt to $107.0 million as of September 3, 2010. Also, on July 2, 2010 the Company had approximately 48.4 million common shares issued and outstanding. During the third quarter of 2010, as a result of the Company’s emergence from bankruptcy, including the completion of its rights offering, the Company had approximately 100.0 million common shares issued and outstanding on September 3, 2010.

The bookings and balance sheet data included above have not been reviewed by our auditors and are subject to change as a result of their review as well as the completion of the 2009 audit. Please note that bookings and backlog may not result in revenue, as they are subject to termination or cancellation under certain circumstances.

Exhibit 99.1

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.’s common shares are quoted on Pink Sheets OTC Markets Inc. (LASR.PK).

More information about GSI is available on the company’s website at www.gsig.com.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the Company’s ability to file its financial statements on the timeline discussed in this release; the Company’s ability to be positioned for long-term profitable growth; the Company’s ability to continue to win profitable business; the Company’s belief that its bookings and financial results reflect growth in demand for its products and services; the Company’s belief that it is well-positioned by geography, in its customer segments and in its key product categories; the Company’s belief that its customers will increase their technology investments; the Company’s optimism regarding its prospects for the future; and other statements that are not historical facts.

These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following: the potential adverse impact of the Company’s recently completed Chapter 11 bankruptcy proceedings on the Company’s business, financial condition or results of operations; the results of the Chapter 11 restructuring, including the issuance of a substantial amount of equity securities in exchange for a portion of the Company’s prior indebtedness and the dilutive impact of such issuance; the potential adverse impact of the SEC’s formal investigation relating to its review of the Company’s accounting practices and the restatement of the Company’s historical consolidated financial statements; the highly unpredictable nature of the semiconductor and electronics materials processing industry; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the Company’s ability to grow and increase profitability; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; the effects of competition; the Company’s ability to identify and hire permanent senior management; the Company’s failure to identify and manage weaknesses in internal controls; the Company’s ability to complete its restatement and complete and file its delayed periodic reports with the SEC and its ability to file timely with the SEC in the future; the incurrence of additional material obligations as part of the Chapter 11 restructuring; and the Company’s ability to convert bookings and backlog into shipments or revenue, as they are subject to termination or cancellation under certain circumstances. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company’s Current Report on Form 8-K filed on June 4, 2010, and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

For more information contact:

GSI Group Investor Relations

Telephone: (781) 266-5137

Email: InvestorRelations@gsig.com